UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2005

VIRGINIA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-22283	54-1829288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 S. Main Street, Culpeper, Virginia 22701

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (540) 829-1633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure

Pursuant to Regulation FD, information is being furnished as an exhibit to this Current Report with respect to a presentation discussing the strategies and performance of Virginia Financial Group, Inc. made by O.R. Barham, Jr., President and Chief Executive Officer, and Jeffrey W. Farrar, Executive Vice President and Chief Financial Officer, at the 2005 SunTrust Robinson Humphrey Sunbelt Community Bank Conference held at the Westin Buckhead in Atlanta, Georgia on September 13, 2005.

The statements contained in this presentation press release that are not historical facts may constitute “forward-looking statements” as defined by the federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the company include, but are not limited to, changes in: (1) interest rates, (2) general economic conditions, (3) demand for loan products, (4) the legislative/regulatory climate, (5) monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, (6) the quality or composition of the loan or investment portfolios, (7) deposit flows, (8) competition, (9) demand for financial services in the corporation’s market area and (10) accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of their dates.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

99.1	Investor Presentation Slides

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIRGINIA FINANCIAL GROUP, INC.

By:	/s/ JEFFREY W. FARRAR
Jeffrey W. Farrar Executive Vice President and Chief Financial Officer

September 13, 2005

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